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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K


             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 21, 1996


                        CINEMASTAR LUXURY THEATERS, INC.
             (Exact name of registrant as specified in its charter)


         California                    0-25252                  33-0451054
(State or other jurisdiction   (Commission File Number)        (IRS Employer
      of incorporation)                                     Identification No.)




                              431 College Boulevard
                        Oceanside, California 92057-5435
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code:  (619) 630-2011
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Item 5.  Other Events

                  On May 21, 1996, Registrant issued a Convertible Debenture in the principal amount of $500,000 (the "Debenture") to La Salle Investment, Ltd., an Irish corporation (the "Purchaser"), in a transaction pursuant to Regulation S as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Debenture is convertible into shares of Common Stock of the Registrant at a conversion price at $4.25 per share.

                  The Purchaser has agreed that from May 21, 1996 until after the fortieth (40th) day after such date (the "Restrictive Period"), any offer, sale or transfer of the Debenture or the shares of common stock issuable upon conversion of the Debenture (including any interests therein), shall be subject to various restrictions in accordance with Regulation S.

                  The Debenture bears interest at the rate of four percent (4%) per annum, payable quarterly. If not sooner converted, the principal amount of the Debenture is due and payable on May 21, 1999.

                  In connection with the placement of the Debenture, Registrant paid placement agent commissions in the amount of $61,750 to a placement agent.

                  For further information see Exhibits 4.1 and 4.2 attached hereto.

                  On May 29, 1996, Registrant received notice from Purchaser of its intention to convert into 127,152 shares of common stock of Registrant a Convertible Debenture in the principal amount of $500,000, plus accrued interest, issued to Purchaser on April 11, 1996.


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Item 7.  Financial Statements and Exhibits

                  (c)      Exhibits.


4.1                        Debenture, dated May 21, 1996.

4.2                        Offshore Securities Subscription Agreement.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 6, 1996              CINEMASTAR LUXURY THEATERS, INC.



                                  By:  /s/ RANDAL SIVILLE
                                      ---------------------------------------
                                      Randal Siville
                                      Vice President - Finance and Accounting


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                                  EXHIBIT INDEX

Exhibit                                            Sequentially Numbered
Number            Description                      Page


4.1               Debenture, dated
                  May 21, 1996

4.2               Offshore Securities
                  Subscription Agreement


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